Exhibit T3A.98

STATE OF NEW HAMPSHIRE

AMENDMENT NO. ONE TO CERTIFICATE OF LIMITED PARTNERSHIP

OF

CBL/NASHUA LIMITED PARTNERSHIP

Pursuant to the provisions of Section 304-B:9 of the New Hampshire Uniform Limited Partnership Act, the undersigned hereby submits the following Certificate of Amendment:

1.    The name of the Partnership is: CBL/NASHUA LIMITED PARTNERSHIP.

2.    The date on which the Partnership’s Certificate of Limited Partnership was filed by the New Hampshire Secretary of State is: January 10, 1990.

3.    The Partnership desires to amend its Certificate of Limited Partnership to:

(a)   reflect the conversion of a certain portion of limited partner interests in the Partnership to general partner interests, said conversion being specifically identified in Exhibit “A” attached hereto and made a part hereof; and

(b)   (i) reflect the transfer and assignment of the general partner interests owned by CBL Finance, Inc., CBL of Wyoming, Inc. and Stephen D. Lebovitz to CBL & Associates Limited Partnership, a Delaware limited partnership, pursuant to the terms of those certain Assignments of Partnership Interest dated OCT 29, 1993, between CBL Finance, Inc. and CBL & Associates Limited Partnership (the “Operating Partnership”), between CBL of Wyoming, Inc. and the Operating Partnership and between Stephen D. Lebovitz and the Operating Partnership (the “GP Assignments”), and (ii) reflect the transfer and assignment of the limited partner interests owned by CBL of Wyoming, Inc. to CBL & Associates Properties, Inc., a Delaware corporation, pursuant to the terms of that certain Assignment of Partnership Interest dated OCT 29, 1993, between CBL of Wyoming, Inc. and CBL & Associates Properties, Inc. (the “LP Assignment”), the provisions of the GP Assignments and the LP Assignment being incorporated by reference herein.

The names and business addresses of the current partners of the Partnership after the above-referenced assignments are as follows:

General Partner	% Owned
CBL & Associates Limited Partnership	99.9%
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

Limited Partner	% Owned
CBL & Associates Properties, Inc.	0.1%
Suite 300, One Park Place
6148 Lee Highway
Chattanooga, Tennessee 37421

4. This Certificate of Amendment shall become effective upon the filing by the Secretary of State of the State of New Hampshire.

IN WITNESS WHEREOF, the undersigned, the sole general partner of the Partnership, hereby executes this Certificate of Amendment effective this 29th day of October, 1993.

GENERAL PARTNER:

CBL & ASSOCIATES LIMITED PARTNERSHIP, a Delaware limited partnership

By:	CBL & Associates Properties, Inc.,
a Delaware corporation, its general partner

By:	/s/ JOHN N. FOY
Name:	JOHN N. FOY
Title:	VICE PRESIDENT

2

EXHIBIT “A”

NAME OF LIMITED PARTNER	PRE-CONVERSION INTEREST	INTEREST OWNED FOLLOWING CONVERSION
CBL of Wyoming, Inc.	79.2% limited partner	79.1% general partner
.1% limited partner
Stephen D. Lebovitz	19.8% limited partner	19.8% general partner

3

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF LIMITED PARTNERSHIP OF CBL/NASHUA LIMITED PARTNERSHIP	FILED MAY 19 2004 WILLIAM M. GARDNER NEW HAMPSHIRE SECRETARY OF STATE

To the Secretary of State

State of New Hampshire

The undersigned, on behalf of the limited partnership named below, hereby certify that:

1. The name of the limited partnership is:

CBL/NASHUA LIMITED PARTNERSHIP

2. The date on which the original Certificate of Limited Partnership was filed is January 10, 1990.

3. The statement in the Certificate of Limited Partnership referring to the name and address of the registered agent is hereby amended as follows: Corporation Service Company d/b/a Lawyers Incorporating Service, 14 Centre Street, Concord, NH 03301.

Signed on May 14, 2004.

Under penalties of perjury, I declare that this Certificate of Amendment has been examined by me and the facts stated therein are, to the best of my knowledge and belief, true, correct, and complete.

/s/ Maureen Cullen
Name: Maureen Cullen
Capacity: Attorney in Fact
on behalf of: its General Partner
CBL & Associates Limited Partnership
by its General Partner CBL Holdings I, Inc.

NH LP D-:CERTIFICATE OF AMENDMENT OF CERTIFICATE OF LP 04/01 (NHDLPAG)

STATE OF TENNESSEE)

COUNTY OF HAMILTON)

POWER OF ATTORNEY

NOTICE IS HEREBY GIVEN THAT Augustus N. Stephas, the Senior Vice President - Accounting and Controller of CBL & Associates Properties, Inc. (“the Company”), a corporation established under the laws of Delaware, and of the subsidiary entities shown on Exhibit 1 appended hereto, does hereby appoint Maureen Cullen and Louis Giaccardo attorneys-in-fact for the Company and for the subsidiary entities, to act for the Company and for the subsidiary entities and in the name of the Company and of the subsidiary entities for the limited purposes authorized herein.

The Company and the subsidiary entities having taken all necessary steps to authorize the changes and the establishment of this Power of Attorney, hereby grants its attorneys-in-fact the power to execute the documents necessary to change the Company’s and the subsidiary entities’ registered agent and registered office, or the agent and office of similar import, in any jurisdiction.

In the execution of any documents necessary for the purposes set forth herein, Maureen Cullen shall exercise the power of Vice President and Louis Giaccardo shall exercise the power of Secretary, or, in the case of entities having managers or other positions of authority rather than officers such as Vice President or Secretary, the named individuals shall act in such office and with such authority as is required to effect the changes herein contemplated.

This Power of Attorney expires upon the completion and filing of the documents necessary to effect the changes in registered agent and registered office addresses contemplated herein, or when revoked by Augustus N. Stephas, which ever shall occur first.

IN WITNESS WHEREOF the undersigned has executed this Power of Attorney on this 6th day of May, 2004.

CBL & Associates Properties, Inc.

BY:	/s/ Augustus N. Stephas
Augustus N. Stephas
Senior Vice President – Accounting and Controller

Subscribed and sworn to before me this 6th day of May, 2004.

/s/ Denise Stansifer
Notary Public

Expiration 10/7/06

Exhibit 1

CBL & Associates Properties, Inc.

Albemarle Partners Limited Partnership

APWM, LLC

Arbor Place GP, Inc.

Arbor Place II, LLC

Arbor Place Limited Partnership

Asheville, LLC

BJ/Portland Limited Partnership

Bonita Lakes Mall Limited Partnership

Brookfield Square Joint Venture

Burnsville Minnesota, LLC

Cadillac Associates Limited Partnership

Capital Crossing Limited Partnership

Cary Limited Partnership

Cary Venture Limited Partnership

CBL & Associates Limited Partnership

CBL & Associates Management, Inc.

CBL & Associates Properties, Inc.

CBL Bartow Limited Partnership

CBL Holdings I, Inc.

CBL Holdings II, Inc.

CBL Morristown, Ltd

CBL North Haven, Inc.

CBL Old Hickory Mall, Inc.

CBL Panama City, Inc.

CBL Terrace Limited Partnership

CBL/34th Street St Petersburg

CBL/Anderson Plaza, LLC

CBL/Beach Crossing, LLC

CBL/BFW Kiosks, LLC

CBL/Brookfield I, LLC

CBL/Brookfield II, LLC

CBL/Brushy Creek Limited Partnership

CBL/Buena Vista Limited Partnership

CBL/Bulloch Plaza, LLC

CBL/Cary I, LLC

CBL/Cary II, LLC

CBL/Cedar Bluff Crossing Limited Partnership

CBL/Cherryvale I, LLC

CBL/Chestnut Hills, LLC

CBL/Citadel I, LLC

CBL/Citadel II, LLC

CBL/Columbia I, LLC

CBL/Columbia II, LLC

CBL/Columbia Place, LLC

CBL/Conway Plaza, LLC

CBL/Cosby Station, LLC

CBL/County Park Plaza, LLC

CBL/Devonshire Place, LLC

CBL/East Ridge Crossing, LLC

CBL/Eastgate I, LLC

CBL/Eastgate II, LLC

CBL/Fayette I, LLC

Exhibit 1

CBL & Associates Properties, Inc.

CBL/Fayette II, LLC

CBL/Fifty-Eight Crossing, LLC

CBL/Foothills Plaza Partnership

CBL/Garden City Plaza, LLC

CBL/GP Cary, Inc.

CBL/GP I, Inc.

CBL/GP II, Inc.

CBL/GP III, Inc.

CBL/GP V, Inc.

CBL/GP VI, Inc.

CBL/GP, Inc.

CBL/Greenport Towne Center, LLC

CBL/Hampton Plaza, LLC

CBL/Huntsville, LLC

CBL/lmperial Valley GP, LLC

CBL/J I, LLC

CBL/J II, LLC

CBL/Jarnigan Road, LLC

CBL/Jasper Square, LLC

CBL/Jefferson I, LLC

CBL/Jefferson II, LLC

CBL/Karnes Corner Limited Partnership

CBL/Kentucky Oals, LLC

CBL/Lady’s Island, LLC

CBL/Lion’s Head Village, LLC

CBL/Low Limited Partnership

CBL/Lunenburg Crossing, LLC

CBL/Madison I, LLC

CBL/Madison II, LLC

CBL/Market Place At Flower Mound, LLC

CBL/Midland I, LLC

CBL/Midland II, LLC

CBL/MS General Partnership

CBL/MSC II, LLC

CBL/MSC, LLC

CBL/Nashua Limited Partnership

CBL/North Haven Crossing, LLC

CBL/Northridge Plaza, LLC

CBL/Northwoods I, LLC

CBL/Northwoods II, LLC

CBL/Northwoods Plaza, LLC

CBL/Old Hickory I, LLC

CBL/Old Hickory II, LLC

CBL/Parkdale Crossing GP, LLC

CBL/Parkdale Crossing, L.P.

CBL/Parkdale Mall GP, LLC

CBL/Parkdale Mall, L.P.

CBL/Parkdale, LLC

CBL/Perimeter Place Limited Partnership

CBL/Plant City Ltd

CBL/Plantation Plaza, L.P.

CBL/Rawlinson Place Limited Partnership

Exhibit 1

CBL & Associates Properties, Inc.

CBL/Regency I, LLC

CBL/Regency II, LLC

CBL/Richland G.P., LLC

CBL/Richland Mall, L.P.

CBL/Springhurst Towne Center, LLC

CBL/Springs Crossing Limited Partnership

CBL/Statesboro Square, LLC

CBL/Stroud, Inc.

CBL/Suburban Plaza, LLC

CBL/Suburban, Inc.

CBL/Sunrise Commons GP, LLC

CBL/Sunrise Commons, L.P.

CBL/Sunrise GP, LLC

CBL/Sunrise Land, LLC

CBL/Sunrise Mall, L.P.

CBL/Sunrise XS Land, L.P.

CBL/Tampa Keystone Limited

CBL/Towne Mall I, LLC

CBL/Towne Mall II, LLC

CBL/Uvalde Partners

CBL/Valley Commons, LLC

CBL/Wausau I, LLC

CBL/Wausau II, LLC

CBL/Wausau III, LLC

CBL/Wausau IV, LLC

CBL/Westmoreland Ground, LLC

CBL/Westmoreland I, LLC

CBL/Westmoreland II, LLC

CBL/Westmoreland, L.P.

CBL/Weston I, LLC

CBL/Weston II, LLC

CBL/Windsor, LLC

CBL/York, Inc.

Charleston Joint Venture

Charter Oak Marketplace, LLC

Chester Square Limited Partnership

Chesterfield Crossing, LLC

Coastal Way, L.C.

Cobblestone Village at Royal Palm Beach, LLC

Cobblestone Village at St. Augustine, LLC

College Station Partners, Ltd

Columbia Joint Venture

Coolsprings Crossing Ltd Ptn

Cortlandt Town Center Limited Partnership

Cortlandt Town Center, Inc.

Cosby Station Limited Partnership

Courtyard at Hickory Hollow Limited Partnership, The

Creekwood Gateway, LLC

Cross Creek Mall, LLC

Crossville Associates Limited Partnership

CV at North Columbus, LLC

Development Options, Inc.

Exhibit 1

CBL & Associates Properties, Inc.

Development Options/Cobblestone, LLC

East Ridge Partners, L.P.

East Towne Crossing Limited Partnership

Eastgate Company

Eastridge, LLC

Fayette Development Property, LLC

Fifty Eight Partners, L.P.

Foothills Mall Associates Ltd

Foothills Mall, Inc.

Frontier Mall Associates Limited Partnership

Galleria Associates, The

Georgia Square Associates

Georgia Square Partnership

Gunbarrel Commons, LLC

Harford Mall Business Trust

Henderson Square Limited Partnership

Hickory Hollow Courtyard, Inc.

Hickory Hollow Mall Limited Partnership

Hickory Hollow Mall, Inc.

High Point Development Limited Partnership

High Point Development Limited Partnership II

Houston Willowbrook, LLC

Hudson Plaza Limited Partnership

Imperial Valley Mall, L.P.

IV Commons, LLC

IV Mall Site, LLC

IV Outparcels, LLC

Janesville Mall Limited Partnership

Janesville Wisconsin, Inc.

Jarnigan Road II, LLC

Jarnigan Road Limited Partnership

Jefferson Mall Company

Jefferson Mall Company II, LLC

JG Randolph II, LLC

JG Randolph, LLC

JG Saginaw II, LLC

JG Saginaw, LLC

JG Winston-Salem, LLC

Kentucky Oaks Mall Company

Kingston Overlook Limited Partnership

Lagrange Commons Limited Partnership

Lakes Mall, LLC, The

Lakeshore/Sebring Limited Partnership

Landing at Arbor Place II, LLC, The

LeaseCo, Inc.

Lebcon Associates

Lebcon I, Ltd

Lee Partners

Lexington Joint Venture

Lion’s Head Limited Partnership

Longview Associates Ltd

Lunenburg Crossing Limited Partnership

Exhibit 1

CBL & Associates Properties, Inc.

Madison Joint Venture

Madison Plaza Associates

Madison Square Associates

Mall of South Carolina Limited Partnership

Mall of South Carolina Outparcel Limited Partnership

Mall Shopping Center Company

Market Place at Mill Creek, LLC, The

Maryville Department Store Associates

Maryville Partners, L.P.

Massard Crossing Limited Partnership

Meridian Mall Company, Inc.

Meridian Mall Limited Partnership

Midland Venture Limited Partnership

Montgomery Partners, L.P.

Mortgage Holdings, LLC

NewLease Corp.

North Charleston Joint Venture

North Charleston Joint Venture II, LLC

North Haven Crossing Limited Partnership

Oak Ridge Associates Limited Partnership

Old Hickory Mall Venture

Old Hickory Mall Venture II, LLC

Panama City Mall, LLC

Panama City Peripheral, LLC

Park Village Limited Partnership

Parkdale Crossing GP, Inc.

Parkdale Crossing Limited Partnership

Parkdale Mall Associates

Parkway Place Limited Partnership

Parkway Place, Inc.

Post Oak Mall Associates

PPG Venture I Limited Partnership

Property Taxperts, LLC

Racine Joint Venture

Racine Joint Venture II, LLC

RC Jacksonville, L.C. (formerly Coastal Way, L.c.)

RC Strawbridge Limited Partnership

River Ridge Mall, LLC

Rivergate Mall Limited Partnership

Rivergate Mall, Inc.

Salem Crossing Limited Partnership

Sand Lake Corners LC

Sand Lake Corners Limited Partnership

Scottsboro Associates

Seacoast Shopping Center Limited Partnership

Shoppes at Hamilton Place, LLC, The

Shoppes At Panama City, LLC

Shopping Center Finance Corp.

Southaven Towne Center, LLC

Southpark Mall, LLC

Sprindgale/Mobile GP II, Inc.

Sprindgale/Mobile GP, Inc.

Exhibit 1

CBL & Associates Properties, Inc.

Springdale/Mobile Limited Partnership

Springdale/Mobile Limited Partnership II

Springhurst Limited Partnership

St. Clair Square GP, Inc.

St. Clair Square Limited Partnership

Sterling Creek Commons Limited Partnership

Stone East Partners

Stoney Brook Landing, LLC

Stroud Mall, LLC

Suburban Plaza Limited Partnership

Sutton Plaza GP, Inc.

Sutton Plaza Limited Partnership

The Landing at Arbor Place Limited Partnership (fka Joplin-Low LP)

Thompson Town Center, LLC

Towne Mall Company

Turtle Creek Limited Partnership

Twin Peaks Mall Associates

Valley Crossing Associates Limited Partnership

Valley View Mall, LLC

Vicksburg Mall Associates

Village at Newnan Crossing, The

Village at Rivergate Limited Partnership, The

Village at Rivergate, Inc., The

Walnut Square Associates Limited Partnership

Waterford Commons of Ct II, LLC

Waterford Commons of CT III, LLC

Waterford Commons of Ct, LLC

Wausau Joint Venture

Westgate Crossing Limited Partnership

Westgate Mall II, LLC

Westgate Mall Limited Partnership

Wilkes-Barre Marketplace GP, LLC

Wilkes-Barre Marketplace I, LLC

Wilkes-Barre Marketplace, L.P.

Willowbrook Plaza LP (fka Portland/HQ LP)

York Galleria Limited Partnership (fka Parham Limited Partnership)